UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 16, 2026
____________________________________
DOORDASH, INC.
(Exact name of registrant as specified in its charter)
____________________________________

Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices) (Zip Code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointment
On January 16, 2026, the Board of Directors (the “Board”) of DoorDash, Inc. (the “Company”), upon the recommendation of its Nominating and Corporate Governance Committee, approved an increase in the size of the Board to eleven (11) members and elected Milan Kovac as a member of the Board. Mr. Kovac will serve as a Class III director with a term expiring at the Company’s 2026 annual meeting of stockholders. In addition, Mr. Kovac was appointed as a member of the Nominating and Corporate Governance Committee of the Board.
Mr. Kovac, age 41, most recently served at Tesla, Inc., an electric vehicle and energy generation and storage company (“Tesla”), as Vice President, Optimus (Tesla Bot) from September 2024 to June 2025. Prior to that, Mr. Kovac served as Director, Optimus & Autopilot Engineering from January 2022 to September 2024, where he led engineering for Tesla’s Optimus humanoid robotics program and the foundational software and infrastructure shared across Tesla’s robotics and Autopilot initiatives. Earlier at Tesla, Mr. Kovac held a series of engineering leadership roles within the Autopilot Software organization from April 2016 to January 2022. Earlier in his career, Mr. Kovac held software engineering and project leadership roles focused on embedded platforms and computer vision technologies, including at SKULLY, Methodics, and SoftKinetic (acquired by Sony) and as a consulting software engineer supporting Sony and EVS Broadcast Equipment. Mr. Kovac has served on the board of directors of Boston Dynamics, Inc., an engineering and robotics design company and subsidiary of Hyundai Motor Group, since January 2026. Mr. Kovac holds a B.Sc. in Electrical Engineering from Haute École Libre de Bruxelles.
Mr. Kovac will be entitled to receive cash and equity compensation under the Company’s Outside Director Compensation and Equity Ownership Policy, which was amended effective October 28, 2025 (the “Outside Director Compensation Policy”). The terms of the Outside Director Compensation Policy are as described in the proxy statement relating to the Company’s 2025 annual meeting of stockholders, other than with respect to the aggregate value of the “New Hire Award,” “Pro-rated Annual Award” and “Annual Award” (each as defined in the Outside Director Compensation Policy), which have each been increased to $300,000 from $250,000. A copy of the amended Outside Director Compensation Policy will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
In accordance with the Company’s customary practice, the Company has entered into its standard form of indemnification agreement with Mr. Kovac.
Mr. Kovac has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
There are no family relationships, as defined in Item 401 of Regulation S-K promulgated under the Exchange Act, between Mr. Kovac and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are also no arrangements or understandings between Mr. Kovac and any other persons pursuant to which Mr. Kovac was selected as a director.
A copy of the press release announcing the appointment of Mr. Kovac is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by DoorDash, Inc. on January 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH INC.

Date: January 20, 2026	/s/ Tia Sherringham
Tia Sherringham
General Counsel and Secretary